Doc ID --> 200628402954

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
10/12/2006	200628402954	BUSINESS TRUST AMENDMENT (BTA)	50.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON HINE LLP
ATTN:CAROL R. RUSSELL
10 W. BROAD ST.,#700
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

1637664

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

RIVERNORTH FUNDS

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
BUSINESS TRUST AMENDMENT	**200628402954**


THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 10th day of October, A.D. 2006.

J. Kenneth Blackwell

Ohio Secretary of State

Doc ID --> 200628402954

Prescribed by **J. Kenneth Blackwell**

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh us

Expedite this Form: (Select One)
Mail Form to one of the Following:
○ Yes PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
☒ No PO Box 1329 Columbus, OH 43216

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)
(For Domestic or Foreign)
(117-BTA)
Filing Fee $50.00

Patrick W. Galley,
(name of trustee)

RIVERNORTH FUNDS
(name of business trust)

1637664 a business trust having filed a Report of Operation of a Business Trust in the
(business trust registration number)

Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

2. ☒ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS
See attached list.	

3. ☐ The address of the principal office of the business trust has changed and is now:

(street address) ***NOTE: P.O. Box Addresses are NOT acceptable.***

(city, township, or village) (county) (state) (zip code)

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) Ohio (state) (zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

(name of agent)

(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) Ohio (state) (zip code)

DATE: 10/ 3 /06

RIVERNORTH FUNDS
(name of business trust)

By: Patrick W Galley
(Trustee)

Name: Patrick W. Galley, Trustee

6. ☐ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)
Certification of Copy of ☐ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF ______________

COUNTY OF ______________

I, ______________ being duly sworn, declare under oath, that I am Trustee of

______________, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on ______________ (date)

By: ______________
(NOTARY PUBLIC)

Name: ______________

(SEAL) Expiration date: ______________

EXHIBIT TO AMENDMENT TO
REPORT OF OPERATION OF
BUSINESS TRUST

Amendment to or Amended Business Trust Instrument of

RIVERNORTH FUNDS
(name of business trust)

1637664
(business trust registration number)

Patrick W. Galley, Trustee of the above named business trust certifies that the

Business Trust Instrument filed as an exhibit to the Report of Operation of a Business Trust has been amended pursuant to section 1746.07 of the ORC as follows: (Language below should indicate whether changes are in addition to provisions of trust instruments or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust).

IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has subscribed his or her name on 10/ 3 /06
(date)

By: Patrick W Galley
(Trustee)

Name: Patrick W. Galley

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE.
(ORC Ann. Section 1746.04)

RIVERNORTH FUNDS

1637664

LIST OF CURRENT TRUSTEES

Name	Address
Patrick W. Galley	325 N. LaSalle St., Suite 645, Chicago, Il 60610
Kevin M. Hinton	325 N. LaSalle St., Suite 645, Chicago, Il 60610
James G. Kelley	325 N. LaSalle St., Suite 645, Chicago, Il 60610
Dennis F. Magulick	325 N. LaSalle St., Suite 645, Chicago, Il 60610

607177.1